Exhibit 99.1
DANIELSON HOLDING CORPORATION
REPORTS 2005 SECOND QUARTER RESULTS
AND ANNOUNCES EARNINGS CALL
FAIRFIELD, NJ, August 9, 2005 – Danielson Holding Corporation (AMEX: DHC) today filed its Form 10-Q for the quarter ended June 30, 2005 with the Securities and Exchange Commission. Attached is the second quarter summary information:
•	Business segment summary income statements

•	Operating cash flow generated and available to service corporate debt of Covanta Energy Corporation (“Covanta”), Danielson’s subsidiary comprising its Waste and Energy Services segment

•	Covanta Adjusted EBITDA for the twelve months ended June 30, 2005
For the quarter ended June 30, 2005, Danielson reported Consolidated Net Income of $5.9 million, or $0.05 per diluted share. Further, Total Covanta Operating Revenues were $195.3 million and Total Insurance Operating Revenues were $3.8 million for the second quarter of 2005. Danielson’s results include six days of results related to American Ref-Fuel which was acquired by Covanta on June 24, 2005.
“The highlight of this quarter was our completion of the American Ref-Fuel acquisition,” stated Anthony J. Orlando, President and Chief Executive Officer of Danielson. “In addition to completing the acquisition of American Ref-Fuel, I’m pleased that we were able to deliver another solid quarter of operating results in line with our expectations.” Orlando continued, “We continue to work diligently to assure that the ongoing transition and integration efforts remain on track. We are confident in our ability to deliver the synergies we previously announced and we look forward to taking advantage of opportunities presented by this strategic acquisition.”
Of the Total Covanta Operating Revenues Danielson reported for the second quarter of 2005, $158.9 million were attributable to Covanta’s domestic operations and $36.3 million were attributable to international operations. For the same period, Covanta’s operating income totaled $28.6 million, with domestic providing $25.8 million and international providing $2.8 million. For the second quarter of 2004, of the Total Covanta Operating Revenues Danielson reported, $145.9 million were attributable to Covanta’s domestic operations and $33.9 million were attributable to international operations. For the same period in 2004, Covanta operating income totaled $31.7 million, with domestic providing $26.7 million and international providing $5.0 million.

Non-GAAP Financial Measures
Attached are calculations of the following metrics, both of which are measurements not in accordance with generally accepted accounting principles: (i) cash flow generated and available for Covanta’s corporate long-term debt and letter of credit fees, which Danielson believes is a useful measure of the sufficiency of Covanta’s cash to pay its obligations under its new financing arrangements, after all other obligations are paid, and (ii) Covanta’s Adjusted EBITDA, the measurement of which relates to a material financial covenant in Covanta’s new financing arrangements and is presented to indicate Covanta’s ability to comply with this covenant.
For the quarter ended June 30, 2005, after-tax cash generated for Covanta’s corporate long-term debt and letter of credit fees was $31.7 million, of which $18.9 million was generated by domestic (including cash generated by American Ref-Fuel) and $12.8 million by international. Overall, the after-tax cash generated for Covanta’s corporate long-term debt and letter of credit fees was better than the prior year, largely due to cash generated by American Ref-Fuel. For the quarter ended June 30, 2004, after-tax cash generated for Covanta’s corporate long-term debt and letter of credit fees was $17.6 million, with domestic generating $7.7 million and international generating $9.9 million.
Covanta’s Adjusted EBITDA for the twelve months ended June 30, 2005 totals $235.7 million. Excluding the six days of American Ref-Fuel operations, Covanta’s adjusted EBITDA is slightly lower than the twelve months ended March 31, 2005. The decrease can be attributed largely to scheduled maintenance expenses that occurred in the second quarter offset by higher revenues during the period.
Conference Call Information
Danielson will host a conference call to discuss its second quarter results on Tuesday, August 16, 2005 at 2:00 pm Eastern time. A question and answer session will follow prepared remarks. To participate, please dial 1-800-946-0783 at least 10 minutes prior to the scheduled start of the call. The conference call will also be webcast live on the Company’s website at www.danielsonholding.com. A replay of the conference call will be available from 5:00 pm (Eastern) Tuesday, August 16, 2005 through midnight (Eastern) Tuesday, August 23, 2005. To access the replay, please dial 719-457-0820 or 888-203-1112 and use the confirmation code: 3459366. The Danielson Holding Corporation Quarterly Report on Form 10-Q is currently available on the Investor Relations page of the company’s website under SEC Filings.
About Danielson
Danielson Holding Corporation is an American Stock Exchange listed company, engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Danielson’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.

NOTE: Danielson’s charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson’s common stock without its prior consent.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson Holding Corporation (“Danielson”) and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Danielson cautions investors that any forward-looking statements made by Danielson are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Danielson, include, but are not limited to, the risks and uncertainties affecting their businesses described in Item 1 of Danielson’s Annual Report on Form 10-K for the year ended December 31, 2004, and in other securities filings by Danielson.
Although Danielson believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Danielson’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this communication are made only as of the date hereof and Danielson does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Contact:	Elizabeth O’Melia 973-882-4193

Danielson Holding Corporation
Business Segment Summary Income Statements
For the Three Months Ended June 30, 2005 and 2004
{In thousands of dollars, except per share amounts}

	Covanta	Covanta	Total
	Waste and	Waste and	Covanta
	Energy	Energy	Waste and
	Services -	Services -	Energy
	Domestic	International	Services	Insurance	Parent	Consolidated
For the Three Months Ended June 30, 2005

Operating Revenues	$158,932	$36,324	$195,256	$3,836	$113	$199,205

Expenses	133,154	33,496	166,650	3,628	—	170,278

Operating Income	25,778	2,828	28,606	208	113	28,927

Other Interest (Expense) — Net	(15,696)	(1,454)	(17,150)	—	—	(17,150)
Gain on derivative instrument, unexercised warrant					500	500

Income before Equity in Net Income of Unconsolidated Investments, Income Taxes, and Minority Interests	10,082	1,374	11,456	208	613	12,277

Equity in Net Income of Unconsolidated Investments	194	3,910	4,104	—	—	4,104
Income Taxes	(4,033)	(984)	(5,017)	—	142	(4,875)
Minority Interests	(4,484)	(1,095)	(5,579)	—	(10)	(5,589)

Net Income	$1,759	$3,205	$4,964	$208	$745	$5,917

					Earnings Per Share:	$0.05

					{Fully Diluted}

For the Three Months Ended June 30, 2004

Operating Revenues	$145,969	$33,853	$179,822	$5,056	$185	$185,063

Expenses	119,264	28,899	148,163	5,012	946	154,121

Operating Income (Loss)	26,705	4,954	31,659	44	(761)	30,942

Other Interest (Expense) — Net	(8,379)	(1,623)	(10,002)	—	(4,945)	(14,947)

Income (Loss) before Equity in Net Income of Unconsolidated Investments, Income Taxes, and Minority Interests	18,326	3,331	21,657	44	(5,706)	15,995

Equity in Net Income of Unconsolidated Investments	757	4,495	5,252	—	99	5,351
Income Taxes	(8,388)	(3,493)	(11,881)	—	7,463	(4,418)
Minority Interests	(786)	(947)	(1,733)	—	—	(1,733)

Net Income	$9,909	$3,386	$13,295	$44	$1,856	$15,195

					Earnings Per Share:	$0.18

					{Fully Diluted}

Non-GAAP Financial Measure — Operating Cash Flow Generated and Available for Covanta Debt and Letters of Credit Fees
The following summarizes unaudited non-GAAP financial measures for Covanta. Certain items are included in the table below that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the audited consolidated financial statements of Danielson Holding Corporation and the notes thereto as filed in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, and the unaudited financial statements and notes thereto as filed in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.
Covanta must generate substantial cash flow from operations, upon which it depends as an important source of liquidity to pay project operating and capital expenditures, project debt, taxes, corporate operating expenses and debt and letters of credit fees. Management believes that a useful measure of the sufficiency of Covanta’s cash generated from operations is that amount available to pay debt service and letters of credit fees under its Senior Secured Credit Facilities, after all other obligations are paid.
The following table provides additional information with respect to cash available to pay Covanta’s debt and letters of credit fees under its Senior Secured Credit Facilities for the period April 1, 2005 through June 30, 2005.
COVANTA CASH FLOW GENERATED AND AVAILABLE
FOR CORPORATE LONG-TERM DEBT(1) AND LETTERS OF CREDIT FEES
FOR THE QUARTER ENDED JUNE 30, 2005

(Dollars in Thousands)		COVANTA
	DOMESTIC(2)	INTERNATIONAL	CONSOLIDATED
Operating income	$25,778	$2,828	$28,606
Depreciation and amortization	15,613	2,217	17,830
Change in unbilled service receivables	2,949	—	2,949
Project debt principal repaid	(56,610)	(4,842)	(61,452)
Borrowings for facilities	41,920	527	42,447
Premium received on refinancing of debt	1,862	—	1,862
Change in restricted funds held in trust	5,304	3,526	8,830
Change in restricted funds related to intermediate debt	12,042	—	12,042
Payment of principal on Intermediate debt	(6,000)	—	(6,000)
Change in other assets and liabilities	(15,666)	3,522	(12,144)
Distributions to minority partners	(1,008)	(3,863)	(4,871)
Distributions from investees and joint ventures	—	10,053	10,053
Amortization of premium and discount	(2,873)	—	(2,873)
Investments in facilities	(2,259)	(215)	(2,474)
Corporate and foreign income taxes paid	(2,139)	(865)	(3,004)
Less: cash flow generated attributable to minority partners	(46)	(24)	(70)

Cash flow generated for Corporate Long-Term debt(1) and letters of credit fees	18,867	12,864	31,731

Less: changes in cash flow held at subsidiary levels(3)	(12,234)	3,617	(8,617)

Cash flow generated and available for Corporate Long-Term debt(1) and letters of credit fees	6,633	16,481	23,114

Cash Balance, Beginning of Period:
Cash Balance — Covanta’s share — Available for Corporate Long-Term debt(1) and letters of credit fees	47,831	2,022	49,853
Cash Balance — Covanta’s share — Held at subsidiary levels(3)	—	7,987	7,987
Cash Balance — Minority partners	—	172	172

Total Cash, Beginning of Period	47,831	10,181	58,012

Corporate Long-Term debt(1) interest and letters of credit fees paid — Net	(9,869)	(1,535)	(11,404)
Corporate Long-Term debt(1) principal paid	(233,514)	(77,407)	(310,921)
Intercompany	(65,998)	65,998	-
New borrowings	675,000	—	675,000
Prepaid financing costs new loan agreement	(34,574)	—	(34,574)
Contribution of capital by parent	384,954	—	384,954
Entities purchased, less cash acquired	(684,860)	—	(684,860)
Change in funds held in escrow	9,722	—	9,722

Adjustments to reconcile to consolidated cash:
Cash flow generated attributable to minority partners	46	24	70
Changes in cash flow held at subsidiary levels(3)	12,234	(3,617)	8,617

Cash Balance, End of Period:
Cash Balance — Covanta’s share — Available for Corporate Long-Term debt(1) and letters of credit fees	68,122	5,559	73,681
Cash Balance — Covanta’s share — Held at subsidiary levels(3)	39,405	4,370	43,775
Cash Balance — Minority partners	78	196	274

Cash Balance, End of Period	$107,605	$10,125	$117,730

(1) Corporate Long-Term debt consists of the Term Loans extended under the First and Second Lien Credit
Facilities in the initial amounts of $275,000,000 and $400,000,000, respectively.
(2) Includes six days of operations for American Ref-Fuel Holdings and its Subsidiaries.
(3) Certain subsidiary level unrestricted cash amounts are not immediately available to Covanta due to subsidiary level debt covenants or timing of cash transfers to Covanta.
Reconciliation of cash generated for Corporate Long-Term debt(1) and letters of credit fees to cash provided by operating activities for the period April 1, 2005 through June 30, 2005 (in thousands of dollars):

CONSOLIDATED
Cash flow generated for Corporate Long-Term debt(1) and letters of credit fees
for the period 4/01/05 through 6/30/05:	$31,731
Investment in Facilities	2,474
Distributions to minority partners	4,871
Change in restricted funds held in trust	(8,830)
Change in restricted funds related to intermediate debt	(12,042)
Borrowings for facilities	(42,447)
Premium received on refinancing	(1,862)
Payment of project debt	61,452
Payment of principal on Intermediate debt	6,000
Recourse debt service and LOC fees paid-net	(11,404)
All other	47

Cash provided by operating activities from April 1, 2005 through June 30, 2005	$29,990

Non-GAAP Financial Measure — Adjusted EBITDA for the Twelve Months Ended June 30, 2005
The following summarizes an unaudited non-GAAP financial measure for Covanta, which is used in calculating compliance with certain of Covanta’s financial covenants in its financing arrangements entered into on June 24, 2005. Certain items are included in the table below that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the audited consolidated financial statements of Danielson Holding Corporation and the notes thereto as filed in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, and the unaudited financial statements and notes thereto as filed in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005. Adjusted EBITDA means, for any period, EBITDA plus additional items deducted from, or added to, net income, as defined in Covanta’s credit agreements. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Covanta’s performance or any other measures of performance derived in accordance with GAAP. Adjusted EBITDA is a material covenant in Covanta’s credit agreement and is presented to show Covanta’s ability to comply with this covenant. Adjusted EBITDA for the period set forth below is reconciled to net income, which is believed to be the most directly comparable measure of GAAP.
Covanta Trailing Twelve Months Adjusted EBITDA
For the Period July 1, 2004 Through June 30, 2005

(Dollars in Thousands)	Trailing
12 Months
Ended
June 30, 2005

Net Income	$29,006
Depreciation and amortization	69,397
Net interest expense on project debt	39,322
Interest expense	50,446
Interest income	(3,518)
Income taxes	18,582
Minority interests	11,976
Change in unbilled service receivable	15,101
Acquisition-related charges	1,389
Restructuring charges	2,655
Gain on sale of business	(245)
Non-cash compensation	2,179
Gain on refinancing	(1,711)
Other non-cash operating expense	1,099

Total adjustments	206,672

Adjusted EBITDA	$235,678